Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 6th day of June, 2013 (the “First Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Marketo, Inc., a Delaware corporation (“Borrower”) whose address is 901 Mariner’s Blvd., Suite 200, San Mateo, CA 94404.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as May 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.                                    Borrower has requested that Bank amend the Loan Agreement to (i) extend an additional equipment loan facility, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.1.2 (2013 Equipment Advances).  A new Section 2.1.2 is added to the Loan Agreement which reads as follows:

2.1.2                     2013 Equipment Advance Facility.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement, during the 2013 Equipment Draw Period, Bank shall make advances (each, a “2013 Equipment Advance” and, collectively, the “2013 Equipment Advances”) not exceeding the 2013 Equipment Line.  2013 Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2013 Equipment Advance.  No 2013 Equipment Advance may exceed 100% of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment).  Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the 2013 Equipment Line shall be used to finance Other Equipment.  Each 2013 Equipment Advance must be in an amount equal to at least the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the 2013 Equipment Line.   After repayment, no 2013 Equipment Advance may be reborrowed.

(b)                                 Repayment.  For each 2013 Equipment Advance: (i) Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Funding Date occurs with respect to such 2013 Equipment Advance and continuing thereafter on the first day of each successive calendar month through its 2013 Equipment Line Interest Only Period, (ii) commencing on its 2013 Equipment Line Amortization Date and continuing thereafter on the first day of each successive calendar month through and including its 2013 Equipment Maturity Date (each a “2013 Equipment Payment Date”), Borrower shall make thirty-six (36) equal monthly payments of principal and accrued interest which would fully amortize such 2013

Equipment Advance, and (iii) all unpaid principal and accrued and unpaid interest is due and payable in full on the 2013 Equipment Maturity Date with respect to such 2013 Equipment Advance.  2013 Equipment Advances may only be prepaid in accordance with Sections 2.1.2(d) and 2.1.2(e).

(c)                            Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under each 2013 Equipment Advance shall accrue interest, which interest shall be payable monthly, at a fixed per annum rate equal to the greater of (i) four percent (4.0%), or (ii) three-quarters percentage points (0.75%) above the WSJ Prime Rate as determined on the Funding Date.

(d)                                 Mandatory Prepayment Upon an Acceleration.  If the 2013 Equipment Advances are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, plus (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)                                  Permitted Prepayment of 2013 Equipment Advances.   Borrower shall have the option to prepay all, but not less than all, of the 2013 Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay such 2013 Equipment Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest of such 2013 Equipment Advances, plus (B) all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if any, with respect to any past due amounts.

(f)                                   Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a 2013 Equipment Advance set forth in this Agreement, to obtain a 2013 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date.  The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed.  Borrower shall also deliver to Bank, copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date.  At Bank’s discretion, Bank shall have the opportunity to confirm that, upon filing the UCC-1 financing statement covering the Equipment, Bank shall have a first priority perfected security interest in such Equipment.  If Borrower satisfies the conditions of each 2013 Equipment Advance, Bank shall disburse such 2013 Equipment Advance by transfer to the Designated Deposit Account.

2.2                               Sections  6.2(a), (b), (c) and (d) (Financial Reporting).  Sections 6.2(a), (b), (c) and (d)of the Loan Agreement are hereby amended in their  entirety and replaced with the following:

(a)                                 Quarterly Reporting.  Within five (5) days of filing, but no later than forty-five (45) days after the end of each fiscal quarter for the first three quarters of each fiscal year, Borrower’s 10-Q for such fiscal quarter (the “Quarterly Financial Statements”);

(b)                                 Annual Reporting.  Within five (5) days of filing, but no later than ninety (90) days after the end of each fiscal year, Borrower’s 10-K for such fiscal year (the “Annual Financial Statements”);

(c)                                  Compliance Certificate.  Concurrently with the delivery of each of the Quarterly Financial Statements and each of the Annual Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such period, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(d)                                 Bookings Report.  Concurrently with the delivery of each of the Quarterly Financial Statements and each of the Annual Financial Statements, a company prepared bookings report detailing new and renewal annually recurring revenue and subscription bookings and service bookings for each month within such period and certified by a Responsible Officer and in a form acceptable to Bank (the “Bookings Report”);

2.3                               Section 6.6 (Operating Accounts).  Section 6.6(b), which reads “Borrower shall maintain at least Two Million Dollars ($2,000,000) at all times in deposit accounts and securities accounts maintained with Bank and Bank’s Affiliates” is hereby amended in its entirety to read “intentionally omitted.”

2.4                               Section 6.11 (Financial Covenant)  A new Section 6.11 is added to the Loan Agreement which reads as follows:

6.11                        Financial Covenants.  Borrower shall maintain as of the last day of each quarter on a cumulative basis with respect to Borrower:

(a)                                 Performance to Bookings Plan.  As of the last day of each quarter, Borrower’ s cumulative subscription bookings shall be at least eighty-six percent (86%) of Borrower’s projected performance as outlined in Borrower’s Board approved bookings plan submitted to Bank on 1/23/2013, file named “Marketo 2013 Forecast.pptx”) on  cumulative basis.  For periods beyond December 31, 2013, covenant levels shall be set by Bank with receipt of Borrower’s Board approved bookings forecast (due within 60 days of prior fiscal year end)

2.5                               Section 8.1 (Payment Default).  Section 8.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Equipment Maturity Date or the 2013 Equipment Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

2.6                               Section 8.2(a) (Covenant Default).  Section 8.2(a) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.11 or violates any covenant in Section 7; or

2.7                               Section 13 (Definitions).  The following terms and their definitions are added in proper alphabetical order to Section 13.1 of the Loan Agreement:

“2013 Equipment Advance” or “2013 Equipment Advances” is defined in Section 2.1.2.

“2013 Equipment Line Amortization Date” means, for 2013 Equipment Advance, the earlier of: (a) the day nine (9) months after its Funding Date, or if such date is not the first day of the month, then the first day of the calendar month immediately following such date, and (b) October 1, 2014

“2013 Equipment Draw Period” is the period of time from the First Amendment Effective Date through the earlier to occur of (a) December 31, 2013 or (b) an Event of Default.

“2013 Equipment Line Interest Only Period” means, for each 2013 Equipment Advance, the period of time commencing on its Funding Date through the day before its 2013 Equipment Amortization Date.

“2013 Equipment Line” is Four Million Five Hundred Thousand Dollars ($4,500,000).

“2013 Equipment Maturity Date” is, for each 2013 Equipment Advance, its 36th 2013 Equipment Payment Date but no later than September 1, 2017.

“2013 Equipment Payment Date” is defined in Section 2.1.2(b).

“Annual Financial Statements” is defined in Section 6.2(b).

“Bookings Report” is defined in Section 6.2(d).

“First Amendment” is the First Amendment to Loan and Security Agreement by and between Bank and Borrower.

“First Amendment Effective Date” is defined in the First Amendment.

“Quarterly Financial Statements” is defined in Section 6.2(a).

2.8                               Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are amended in their entirety and replaced with the following:

“Credit Extension” is any Equipment Advance, 2013 Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance or a 2013 Equipment Advance.

“WSJ Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

2.9                               Compliance Certificate.  Exhibit D to the Loan Agreement, the Compliance Certificate is replaced in its entirety with Exhibit A to the First Amendment.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank prior to the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Amendment Fee.  Borrower shall pay to Bank a fully earned, non-refundable amendment fee of Fifteen Thousand Dollars ($15,000) on the First Amendment Effective Date.

6.                                      Bank Expenses. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys’ fees and expenses) incurred through and after the First Amendment Effective Date, when due.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                      Effectiveness.  This Amendment shall be deemed effective as of the First Amendment Effective Date upon the occurrence of all of the following:

(a)                                 the due execution and delivery to Bank of this Amendment by each party hereto;

(b)                                 the due execution and delivery to Bank of Corporate Borrowing Certificate by Borrower;

(c)                                  the delivery to Bank of Borrower’s: (i) current certificate of incorporation certified by the Delaware Secretary of State, and (ii) current signed bylaws and any amendments thereto; and

(d)                                 the payment to Bank of the fee described in Section 5 of this Amendment.

9.                                      Amendments in Writing; Integration.  This Amendment is a Loan Document.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Amendment and the Loan Documents.

10.                               Governing Law; Venue.  The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

MARKETO, INC.

By:	/s/ Frederick A. Ball
Name:	Frederick A. Ball
Title:	Senior Vice President and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Holly R. Dungan
Name:	Holly R. Dungan
Title:	Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: MARKETO, INC.

The undersigned authorized officer of Marketo, Inc.(“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly Financial Statements with Compliance Certificate	Quarterly [within 5 days of SEC filing but within 45 days of quarter end for first 3 quarters of each fiscal year]	Yes No

Annual Financial Statements with Compliance Certificate	Within 5 days of SEC filing but FYE within 90 days

Bookings Report with Compliance Certificate	Quarterly [concurrently with Quarterly Financial Statements and Annual Financial Statements]	Yes No

Annual projections	FYE within 60 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Section 6.11 Covenant	Required	Actual	Complies

Performance to Booking Plan [measured quarterly]	86%	%	Yes No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Marketo, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No